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                                                                  EXHIBIT 2.1(b)



ALARIS Medical Systems, Inc. hereby agrees to furnish to the Securities and Exchange Commission, upon its request, the exhibits to the Agreement to Purchase Selected Assets dated May 18, 1998 by and among ALARIS Medical Systems, Inc., Invacare Corporation and Patient Solutions, Inc. filed as Exhibit 2.1(a) to ALARIS Medical Systems, Inc.'s Form 10-Q dated August 11, 1998.


                                                  ALARIS MEDICAL SYSTEMS, INC.
                                                  ----------------------------
                                                                  (REGISTRANT)




Date:   August 11, 1998                           By: /s/ DOUGLAS C. JEFFRIES
                                                      -----------------------
                                                          Douglas C. Jeffries
                                   Vice President and Chief Financial Officer